EXHIBIT 99.1

U.S. TELESIS HOLDINGS, INC. NAMES FORMER UNISYS AND TYCO EXECUTIVE, CHARLES SANDER, AS CEO
Wednesday May 25, 7:30 am ET

- SANDER BRINGS 36 YEARS OF AVIATION SECURITY AND OPERATIONS EXPERIENCE -

HAMILTON, Va., May 25 /PRNewswire-FirstCall/ -- U.S. Telesis Holdings, Inc.,
(UST), (OTC Bulletin Board: FHON - NEWS), announced today it has appointed Charles C. Sander as President and Chief Executive Officer. In addition, Mr. Sander was appointed to the Board of Directors.

Mr. Sander, age 56, has over thirty years experience in aviation security and large facilities management. Most recently, he held the position of Vice President and Partner of the Global Transportation sector for Unisys Corp., where he was responsible for providing and implementing hardware and software solutions utilized by more than 150 commercial airlines and more than 700 commercial airports worldwide. Previously, Chuck was Regional Director at Tyco/ADT Securities Services, Inc., where he launched Tyco's aviation security as well as Chief of Operations at Baltimore-Washington airport.

Mr. Sander is recognized as an industry expert in the design of electronic security systems, computerized operating systems, and communications systems utilized in air carrier airports. He has provided verbal and written presentations on these systems to the US Secretary of Transportation, US Secretary of State, and Agencies of the Department of Defense, representatives of the Federal Aviation Administration (FAA), the Air Transport Association
(ATA), the American Association of Airport Executives (AAAE), the British Airports Authority (BAA), National Transportation Ministry's (42+ countries) and to numerous industry executives. He has published articles and/or been quoted in The Wall Street Journal, USA Today, Washington Post, Airport Services Management, Security Management, Access Control, Airport International, Airport
(AAAE), China Business Daily, Intersec, Airport Business and Architectural Design and Engineered Services.

Commenting on the appointment, Mr. Sander stated, "It is with great enthusiasm that I take on the role of President and CEO of U.S. Telesis Holdings, Inc. We are positioning UST's proprietary mobile command control unit, Catcher(TM), to become a standard issue product in a broad and diverse number of homeland security applications. We are seeing considerable interest in security and interoperability applications in airports, maritime and ports, border patrol, defense, and public first responders. Our distribution strategy will largely consist of teaming agreements with Fortune 500 companies that have an embedded customer base in homeland security, many of whom have already expressed an interest in Catcher(TM). I look forward to working with the entire UST management team and its Board."

Ira Tabankin, Chairman of UST, commented, "I welcome Chuck with an enormous amount of pride and anticipation. He is recognized as one of the leading global experts in aviation security. He brings to UST a wealth of leadership experience and an extensive network of business relationships and contacts. He has demonstrated the ability to successfully operate and manage significant companies. I expect that his insight, experience and business prowess will be invaluable to UST as we execute our business plans and strategies."

About U.S. Telesis Holdings, Inc.

U.S. Telesis Holdings, Inc. recently acquired of 100% of Catcher, Inc., which has designed a portable, ruggedized wireless, hand-held command control device built to military specifications. Utilizing proprietary software, Catcher(TM) offers security and operations personnel critical real-time wireless data and communications through an integrated platform incorporating voice, video, data, GPS and biometric capabilities. Catcher(TM) is in the final stage of development with the initial beta tests of the units expected to begin in the fourth quarter of 2005.

Special Note Regarding Forward-Looking Statements: A number of statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: our ability to commercialize the Catcher Product, our ability to generate product sales and operating profits, potential vulnerability of technology obsolescence, potential competitive products by better capitalized companies, potential difficulty in managing growth, dependence on key personnel, and other risks which will be described in future company Securities and Exchange Commission filings.

     Media Contact:                          Investor Contact:
     Robert B. Prag, President               Matt Hayden, President
     The Del Mar Consulting Group, Inc.      Hayden Communications, Inc.
     (858) 794-9500                          (843) 272-4653
     bprag@delmarconsulting.com              info@haydenir.com


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